Exhibit 10.8

COLLATERAL AGENT AGREEMENT

The undersigned, Gary W. Pollack, Esq., personal attorney for Roy Sciacca will act as collateral agent in regards to the items on Exhibit “B” to the February 22, Beach Boys Memorabilia Purchase Agreement entered into between Roy Sciacca and Focus.

1.  The undersigned shall be the only key holder and the items will be held under the undersigned’s exclusive control, subject to the undersigned’s priority lien.

2.   The Exhibit “B” memorabilia collections shall be stored at “the Fortress in downtown Miami, Florida.

3.  The undersigned shall be reimbursed for the past storage of the collection in the warehouse located at 12701 S.W. 124 Street, where it has been stored since the dispute with the Beach Boys began and shall be reimbursed for the storage at the Fortress, prior to its discharge.

4.   The designated agent for Focus is Baruch Halpern, 18851 N.E. 29 Avenue, Suite 500, Aventura, Florida 33180, (786) 528-1400, who is acknowledged by collateral agent and who further agrees that Baruch Halpern  shall receive notice by overnight mail  as agent for lenders, so that a corporate officer of Global Realty Development Corporation  may be present upon removal of said item from the Beach Boys Memorabilia collection.  Should any item in the collection be placed for sale or auction Baruch Halpern shall further receive notice of the transfer of any proceeds from individual item’s sales to the undersigned’s Florida Bar trust account.

5.  The collateral agent shall control access to the collateral so that access may only be had under his supervision or recorded by collateral agent or his representatives.

6.  The undersigned’s law offices are located at One Southeast Third Avenue, Suite 1260, Miami, Florida 33131, (305) 373-9676.

Dated this ____ day of July, 2007.

_______________________________
Gary W. Pollack